UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 2, 2022

Rani Therapeutics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40672	86-3114789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2051 Ringwood Avenue San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 457-3700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RANI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2022, upon the recommendation of its Nominating and Corporate Governance Committee, the board of directors (the “Board”) of Rani Therapeutics Holdings, Inc. (the “Company”) elected Lisa Rometty as a director of the Company, effective January 3, 2022, with a term expiring at the Company’s next annual meeting of stockholders.

Ms. Rometty will receive compensation as a non-employee director in accordance with the Company’s Non-Employee Director Compensation Policy previously filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission on July 16, 2021. In connection with her election as a director, the Board granted Ms. Rometty nonqualified stock options (the “Options”) to purchase 49,037 shares of the Company’s Class A common stock with an exercise price of $17.00 per share, which is equal to the closing price of the Company’s Class A common stock on January 3, 2022. The Options were issued under the Company’s 2021 equity incentive plan and will vest and become exercisable over a three-year period following the date of the grant, with one-third of the shares underlying the Options vesting on the first anniversary of the grant date and 1/36th of the shares underlying the Options vesting in equal monthly installments thereafter, subject to Ms. Rometty’s continuous service as of each such date.

There is no arrangement or understanding between Ms. Rometty and any other persons pursuant to which she was elected as a director. The Company is not aware of any transaction involving Ms. Rometty requiring disclosure under Item 404(a) of Regulation S-K.

The Company will enter into its standard form of indemnification agreement (the “Indemnity Agreement”) with Ms. Rometty. The Indemnity Agreement provides, among other things, that the Company will indemnify Ms. Rometty, under the circumstances and to the extent provided therein, for certain expenses which she may be required to pay in connection with certain claims to which she may be made a party by reason of her service to the Company as a director and otherwise to the fullest extent under applicable law. The foregoing is only a brief description of the terms of the indemnification arrangement with Ms. Rometty, does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, previously filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission on July 9, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rani Therapeutics Holdings, Inc.

Date: January 5, 2022	By:	/s/ Svai Sanford
Svai Sanford Chief Financial Officer